Smith Barney Aggressive Growth Fund
File Number 811-3762
Question 77C

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant "Filed by a Party other than the Registrant"

Check the appropriate box:
=
Preliminary Proxy Statement.
Confidential, for use of the Commission Only
(as permitted by Rule 14a-6(e)(2)).
Definitive Proxy Statement.
Definitive Additional Materials.
Soliciting Material Pursuant to sec. 240.14a-12.

Smith Barney Allocation Series Inc.
Zenix Income Fund Inc.
Smith Barney Multiple Discipline Trust
Managed High Income Portfolio Inc.
Smith Barney Institutional Cash Management Fund Inc.
Smith Barney Investment Series
Smith Barney Aggressive Growth Fund Inc.
Smith Barney Trust II
Smith Barney Investment Funds Inc.
Salomon Funds Trust
Smith Barney Equity Funds
Variable Annuity Portfolios
Smith Barney Muni Funds
CitiFunds Premium Trust
Intermediate Muni Fund Inc.
CitiFunds Institutional Trust
Smith Barney Municipal Money Market Fund Inc.
CitiFunds Trust I
High Income Opportunity Fund Inc.
CitiFunds Trust III
Smith Barney Funds, Inc.
Salomon Brothers Capital Fund Inc
Smith Barney Income Funds
Salomon Brothers Investors Value Fund Inc
Smith Barney Small Cap Core Fund, Inc.
Salomon Brothers Opportunity Fund Inc

Smith Barney Money Funds, Inc.
Salomon Brothers Series Funds Inc
Smith Barney Fundamental Value Fund Inc.
Salomon Brothers Variable Series Funds Inc
Greenwich Street Series Fund
Salomon Brothers Institutional Series Funds Inc
Smith Barney Managed Municipals Fund Inc.
The Salomon Brothers Fund Inc
Smith Barney California Municipals Fund Inc.
Salomon Brothers Capital and Income Fund Inc.
Smith Barney New Jersey Municipals Fund Inc.
Salomon Brothers Emerging Markets Debt Fund Inc.
Smith Barney Oregon Municipals Fund
Salomon Brothers Emerging Markets Income Fund Inc.
Smith Barney Arizona Municipals Fund Inc.
Salomon Brothers Emerging Markets Income Fund II Inc.
Smith Barney Core Plus Bond Fund Inc.
Salomon Brothers Emerging Markets Floating Rate Fund Inc.
Smith Barney Sector Series Inc.
Salomon Brothers Global High Income Fund Inc.
Smith Barney Massachusetts Municipals Fund
Salomon Brothers Global Partners Income Fund Inc.
Smith Barney Investment Trust
Salomon Brothers High Income Fund Inc
Smith Barney Appreciation Fund Inc.
Salomon Brothers High Income Fund II Inc
Smith Barney World Funds, Inc.
Salomon Brothers Inflation Management Fund Inc.
Travelers Series Fund Inc.
Salomon Brothers Municipal Partners Fund Inc.
SB Adjustable Rate Income Fund
Salomon Brothers Municipal Partners Fund II Inc.
Managed Municipals Portfolio Inc.
Salomon Brothers 2008 Worldwide Dollar Government
Term Trust Inc
Municipal High Income Fund Inc.
Salomon Brothers Variable Rate Strategic Fund Inc.
Citigroup Investments Corporate Loan Fund Inc.
Salomon Brothers Worldwide Income Fund Inc.
Real Estate Income Fund Inc.

(Name of Registrant as Specified in its Charter)


(Name of Person(s) Filing Proxy Statement, if Other
Than the Registrant)

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Citigroup Asset Management?
Advised Investment Companies

ISS Presentation Relating to
Transaction with Legg Mason

September 27, 2005

Citigroup Asset Management [Logo]Page 0

Contents

1.
Overview
2.

The Proposed Transaction
3.
Approval of New Management & Subadvisory Agreements
4.
Election of Directors
5.
Corporate Governance
6.
Dissident Proxy Fights
7.
Dissident Proxy Fights on Certain Closed-End Funds
Citigroup Asset Management [Logo]Page 1

Overview Items for Shareholder Approval
Proposal
1:To Approve a New Management Agreement
All Funds in Fund Complex (Appendix A)
Proposal 2:
To Approve a New Subadvisory Agreement
Certain Funds (Appendix B)
Proposal 3:
To Elect Board Members
All Open-End Funds (Appendix C)

Citigroup Asset Management [Logo]
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The Proposed Transaction
Sale of substantially all of Citigroup's asset management business, Citigroup Asset Management (CAM), to Legg Mason in exchange for the broker-dealer and investment banking business of Legg Mason, shares of common and preferred stock of Legg Mason and a loan Several conditions to the sale, including:
Obtaining certain required regulatory approvals
Consent of certain advisory clients of CAM representing no less than 75% of the revenue attributable to the assets under management for such clients to continue their advisory relationship with CAM

Citigroup Asset Management [Logo]
 Page 3


The Proposed Transaction ? Advisory Agreements

Sale will cause the Funds? current investment advisory and subadvisory agreements to terminate as a matter of law
Shareholder approval is needed to assure continuity of investment advisory services after the completion of the transaction
Total fees for advisory and administrative services will remain the same under the new management agreements and new subadvisory agreements Citigroup Asset Management [Logo]
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The Proposed Transaction  About Legg Mason
The combination will create the world's 5th largest money manager in the U.S. with assets under management of over $830 billion
Legg Mason becomes a singularly focused, more profitable and certainly more influential organization within the global asset management community Legg Mason becomes the 5th largest manager of mutual funds in the United States

Legg Mason's equity fund platform gains a number of large-cap growth and large-cap core funds and well regarded managers to complement Legg Mason's existing strength across value, blend and small-cap asset classes
Western Asset becomes the #1 pure manager of fixed income in the world, with approximately $490 billion of assets under management and broad capabilities in all major fixed income asset types and currencies

1 Source: Pensions & Investments, "The Top Money Managers," May 30, 2005. Citigroup Asset Management [Logo]
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The Proposed Transaction About Legg Mason Cont'd
Salomon Brothers Asset Management, Smith Barney Fund Management
LLC and TIMCO, the Funds' advisers, will become part of a pure play asset management organization
Percent of assets beating the Lipper Category Average (U.S. open- and closed-end funds):
1-Year
3-Year
5-Year
10-Year

Source: Lipper Analytical New Applications v.
4.0 Does not include money market funds


Citigroup Asset Management [Logo] Page 6

Approval of New Management and Subadvisory Agreements
No increase in the aggregate advisory and administrative fees
Advisers will continue to provide the same level of advisory and administrative services to the Funds
New standardized investment management agreement for the fund complex combining advisory and administrative services
Advisers will be owned by Legg Mason with its reputation for asset management excellence
Citigroup Asset Management [Logo]
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Board Considerations in Approving New Agreements

Among other things, the Board Members considered the following when approving the New Management Agreements and New Subadvisory Agreements:
The reputation, financial strength and resources of Legg Mason and its investment advisory subsidiaries (including Western Asset);
There is not expected to be any diminution in the nature, quality and extent of services provided to the Funds and their shareholders by the Advisers, including compliance services
The potential benefits to Fund shareholders from being part of a combined fund family with Legg Mason-sponsored funds, including possible economies of scale and access to investment opportunities
The fact that each Fund?s total advisory and administrative fees will not increase by virtue of the New Management Agreements, but will remain the same

Citigroup Asset Management [Logo]
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Board Considerations in Approving New Agreements
Assurances from Citigroup and Legg Mason that, for a three year period following the closing of the Transaction, the Advisers will have substantially the same access to the Citigroup sales force when distributing shares of the Funds
The Funds would not bear the costs of obtaining shareholder approval of the New Management Agreements
Citigroup Asset Management [Logo]
Page 9

Election of Directors
Open end mutual funds only
Experienced Directors
Closed-end funds elect directors at regularly scheduled annual meetings Citigroup Asset Management [Logo]
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Corporate Governance

Independence of Board ? All Boards have only one interested Director.
All other Directors are independent.
Each Fund has an Independent Audit Committee & Nominating/Governance
Committee
Independent Directors meet regularly in executive sessions with counsel to the Independent Directors
Independent Directors separately reviewed and unanimously approved the new management and subadvisory agreements
Citigroup Asset Management [Logo] Page 11

Dissident Proxy Fights
Closed End Funds
Dissident Objectives
Side-show issue: Dissidents are focusing on issue that lacks relevance to purpose of Special Meeting
Asking shareholders to vote against long-term interests of shareholders and approval of new management agreement
Opportunistic proxy fights centered on "discounts"
Focusing on the interests of short-term shareholders only
Closed-end Funds frequently trade at a discount, these funds are not unique Taking advantage of need for shareholder approval to reap short-term windfall for minority group
Citigroup Asset Management [Logo]
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Dissident Proxy Fights Closed End Funds
Board Objectives
Focused on the interests of all shareholders
The Boards review and evaluate issues surrounding discounts at least quarterly :
Reviewed various ?solutions? to the discount problem
Instituted share repurchase plans for some funds (SBF, SCD)
DRIP Plans repurchase shares at certain levels
Believe that closed-end fund structure is beneficial to shareholders Citigroup Asset Management [Logo]
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Dissident Proxy Fights on Certain Closed-End Funds
Karpus Management Inc. d/b/a Karpus Investment Management
Salomon Brothers Municipal Partners Fund
Salomon Brothers Municipal Partners Fund II
Salomon Brothers Inflation Management Fund
Salomon Brothers Capital and Income Fund
Real Estate Income Fund
Elliott Associates, L.P. and Elliott International, L.P.
The Salomon Brothers Fund
Citigroup Asset Management [Logo]
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Salomon Brothers Municipal Partners Fund

Inception Date
January 29, 1993
Ticker
Investment Objective
High level of current income which is exempt from regular federal income taxes,consistent with the preservation of capital
Portfolio Content
Substantially all of its assets in a diversified portfolio of long-term tax-exempt securities that are rated "investment grade"

Net Assets as of 8/22/05
$127,172,866
Average Annualized Total Return
1yr
3yr
5yr
10yr
NAV (8/31/05)1

5.37%
6.12%
7.69%
7.13%

Market Price (8/31/05)1
12.20%
8.41%
10.20%
9.06%
Lehman Muni Bond Index
5.31%
5.17%
6.37%
6.20%
Discount
Discount on 9/22/05: -6.09%
Discount range for year ended 8/31/05: -14.31% to -6.05%

1
Source: Lipper Analytical Services.
Past results are not necessarily indicative of future performance of the fund. Investment return will fluctuate.

Citigroup Asset Management [Logo] Page 15

Salomon Brothers Municipal Partners Fund II

Inception Date
July 29, 1993
Ticker
Investment Objective
High level of current income which is exempt from regular federal income taxes,
consistent with the preservation of capital
Portfolio Content
Substantially all of its assets in a diversified portfolio of long-term tax-exempt securities that are rated investment grade
Net Assets as of 8/22/05
$133,551,476
Average Annualized Total Return
1yr
3yr
5yr
10yr
NAV (8/31/05)1
5.01%
5.90%
7.72%
7.73%

Market Price (8/31/05)1
10.33%
7.56%
9.86%
9.13%
Lehman Muni Bond Index
5.31%
5.17%
6.37%
6.20%

Discount
Discount on 9/22/05: -8.57%
Discount range for year ended 8/31/05: -14.33% to -5.89%

1
Source: Lipper Analytical Services.
Past results are not necessarily indicative of future performance of the fund. Investment return will fluctuate.

Citigroup Asset Management [Logo]
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Salomon Brothers Inflation Management Fund

Inception Date
May 25, 2004
Ticker
Investment Objectives
Total Return
Current Income
Portfolio Content
At least 80% of its managed assets in inflation-protected securities issued by U.S. and non-U.S. governments, their agencies or instrumentalities and corporations that are structured to provide protection against inflation, and certain other fixed income securities that the Adviser believes will provide protection against inflation
Net Assets as of 8/22/05
$185,981,783
Average Annualized Total Return
Since Inception
NAV (8/31/05)1
6.27%
7.81%

Market Price (8/31/05)1
1.50%
-3.49%
Lehman US TIIPS
5.67%
Discount
Discount on 9/22/05: -9.91%
Discount range for year ended 8/31/05: -9.95% to -1.59%

1
Source: Lipper Analytical Services.
Past results are not necessarily indicative of future performance of the fund. Investment return will fluctuate.

Citigroup Asset Management [Logo]
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Salomon Brothers Capital and Income Fund

Inception Date
February 24, 2004
Ticker
Investment Objectives
Total Return with an emphasis on income
Portfolio Content
At least 80% of its managed assets in a broad range of equity and fixed income securities of both U.S. and foreign issuers
Net Assets as of 8/31/05
$659,525,406
Average Annualized Total Return
Since Inception
NAV (8/31/05)1
18.46%
10.65%
Market Price (8/31/05)1
11.09%
-1.10%
S&P 500
12.55%
6.55%

Discount
Discount on 9/22/05: -11.70%
Discount range for year ended 8/31/05: -14.83% to -4.61%

1Source: Lipper Analytical Services.
Past results are not necessarily indicative of future performance of the fund. Investment return will fluctuate.

Citigroup Asset Management [Logo]
Page 18


Real Estate Income Fund

Inception Date
July 31, 2002
Ticker
Investment Objectives
High Current Income
Capital Appreciation
Portfolio Content
At least 90% of its total assets in income-producing common shares, preferred shares, convertible preferred shares and debt securities issued by Real Estate
Companies
At least 80% of its total assets in income-producing equity securities issued by

Net Assets as of 8/31/05
$329,296,087
Average Annualized Total Return
1yr
3yr
Since Inception
NAV (8/31/05)1
20.36%
23.56%
23.66%
Market Price (8/31/05)1
16.13%
18.28%
17.75%
Lipper Sector Equity Funds Average (NAV)
21.04%
15.25%
14.82%
Lipper Sector Equity Funds Average (Market Value)
18.52%
17.63%
18.41%
Discount
Discount on 9/22/05: -10.82%
Discount range for year ended 8/31/05: -16.01% to -6.73%

1Source: Lipper Analytical Services.
Past results are not necessarily indicative of future performance of the fund. Investment return will fluctuate.

Citigroup Asset Management [Logo]
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The Salomon Brothers Fund
Inception Date
1929
Ticker

Investment Objectives
Growth and conservation of capital Income
Portfolio Contents
Common stocks or securities convertible into common stocks of companies in industries the Adviser believes have the potential to grow at a faster rate than the economy as a whole and that appear to have above-average earnings growth potential.
Net Assets as of 8/22/05
$1,525,833,990
Average Annualized Total Return
1yr
3yr
5yr
10yr
NAV (8/31/05)1
10.99%
12.04%
-2.14%
10.10%
Market Price (8/31/05)1
20.26%
14.45%
-2.16%
12.21%
S&P 500
12.55%
12.02%
-2.71%
9.85%
Discount
Discount on 9/22/05: -8.26%
Discount range for year ended 8/31/05: -15.23% to -8.30%

1Source: Lipper Analytical Services.
Past results are not necessarily indicative of future performance of the fund. Investment return will fluctuate.

Citigroup Asset Management [Logo]
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Appendix A

All Funds in Complex Approving a New Management Agreement

Smith Barney Allocation Series Inc.
Balanced Portfolio
Conservative Portfolio
Growth Portfolio
High Growth Portfolio
Income Portfolio
Select Balanced Portfolio
Select Growth Portfolio
Select High Growth Portfolio
Smith Barney Multiple Discipline Trust
Multiple Discipline Portfolio?All Cap Growth and Value
Multiple Discipline Portfolio?Balanced All Cap Growth and Value
Multiple Discipline Portfolio?Global All Cap Growth and Value
Multiple Discipline Portfolio?Large Cap Growth and Value
Smith Barney Institutional Cash Management Fund Inc.
Cash Portfolio
Government Portfolio
Municipal Portfolio
Smith Barney Aggressive Growth Fund Inc.
Smith Barney Investment Funds Inc.
Smith Barney Government Securities Fund
Smith Barney Hansberger Global Value Fund
Smith Barney Investment Grade Bond Fund
Smith Barney Multiple Discipline Funds
All Cap and International Fund
Smith Barney Multiple Discipline Funds
All Cap Growth and Value Fund
Smith Barney Multiple Discipline Funds
Balanced All Cap Growth and Value Fund
Smith Barney Multiple Discipline Funds
Global All Cap Growth and Value Fund
Smith Barney Multiple Discipline Funds
Large Cap Growth and Value Fund
Smith Barney Real Return Strategy Fund

Smith Barney Small Cap Growth Fund
Smith Barney Small Cap Value Fund
Smith Barney Equity Funds
Smith Barney Social Awareness Fund
Smith Barney Muni Funds
Smith Barney California Money Market Portfolio
Smith Barney Florida Portfolio
Smith Barney Georgia Portfolio
Smith Barney Limited Term Portfolio
Smith Barney Massachusetts Money Market Portfolio
Smith Barney National Portfolio
Smith Barney New York Money Market Portfolio
Smith Barney New York Portfolio
Smith Barney Pennsylvania Portfolio
Intermediate Muni Fund Inc.
Smith Barney Municipal Money Market Fund Inc.
High Income Opportunity Fund Inc.
Smith Barney Funds, Inc.
Smith Barney Large Cap Value Fund
Smith Barney Short-Term Investment Grade Bond Fund
Smith Barney U.S. Government Securities Fund
Smith Barney Income Funds
SB Capital and Income Fund
SB Convertible Fund
Smith Barney Diversified Strategic Income Fund
Smith Barney Dividend and Income Fund
Smith Barney Exchange Reserve Fund
Smith Barney High Income Fund

Smith Barney Municipal High Income Fund
Smith Barney Total Return Bond Fund
Smith Barney Small Cap Core Fund, Inc.



Citigroup Asset Management [Logo]
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Appendix A - Continued

Smith Barney Money Funds, Inc.
Cash Portfolio
Government Portfolio
Smith Barney Fundamental Value Fund Inc.
Greenwich Street Series Fund
Appreciation Portfolio
Capital and Income Portfolio
Diversified Strategic Income Portfolio
Equity Index Portfolio
Fundamental Value Portfolio
Intermediate High Grade Portfolio
Salomon Brothers Variable Aggressive Growth Fund
Salomon Brothers Variable Growth & Income Fund

Smith Barney Managed Municipals Fund Inc.

Smith Barney California Municipals Fund Inc.

Smith Barney New Jersey Municipals Fund Inc.

Smith Barney Oregon Municipals Fund

Smith Barney Arizona Municipals Fund Inc.

Smith Barney Core Plus Bond Fund Inc.

Smith Barney Sector Series Inc.

Smith Barney Financial Services Fund

Smith Barney Health Sciences Fund

Smith Barney Technology Fund

Smith Barney Massachusetts Municipals Fund

Smith Barney Investment Trust

Smith Barney Classic Values Fund

Smith Barney Intermediate Maturity California
Municipals Fund

Smith Barney Intermediate Maturity New York Municipals Fund

Smith Barney Large Capitalization Growth Fund

Smith Barney Mid Cap Core Fund

Smith Barney S&P 500 Index Fund

Smith Barney Appreciation Fund Inc.

Smith Barney World Funds, Inc.

Smith Barney Inflation Management Fund

Smith Barney International All Cap Growth Portfolio

Travelers Series Fund Inc.

SB Adjustable Rate Income Portfolio

Smith Barney Aggressive Growth Portfolio

Smith Barney High Income Portfolio

Smith Barney International All Cap Growth Portfolio

Smith Barney Large Cap Value Portfolio

Smith Barney Large Capitalization Growth Portfolio

Smith Barney Mid Cap Core Portfolio

Smith Barney Money Market Portfolio

Social Awareness Stock Portfolio

SB Adjustable Rate Income Fund

Managed Municipals Portfolio Inc.

Municipal High Income Fund Inc.

Citigroup Investments Corporate Loan Fund Inc.

Real Estate Income Fund Inc.

Zenix Income Fund Inc.

Managed High Income Portfolio Inc.

Smith Barney Investment Series

SB Government Portfolio

SB Growth and Income Fund

Smith Barney Dividend Strategy Fund

Smith Barney Dividend Strategy Portfolio

Smith Barney Growth and Income Portfolio

Smith Barney International Fund

Smith Barney Premier Selections All Cap Growth Portfolio

Smith Barney Trust II

Smith Barney Capital Preservation Fund

Smith Barney Capital Preservation Fund II

Smith Barney Diversified Large Cap Growth Fund

Smith Barney International Large Cap Fund

Smith Barney Short Duration Municipal Income Fund

Smith Barney Small Cap Growth Opportunities Fund



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Appendix A - Continued

Salomon Funds Trust

Salomon Brothers California Tax Free Bond Fund

Salomon Brothers Mid Cap Fund

Salomon Brothers National Tax Free Bond Fund

Salomon Brothers New York Tax Free Bond Fund

Variable Annuity Portfolios

Smith Barney Small Cap Growth Opportunities Portfolio

CitiFunds Premium Trust

Citi Premium Liquid Reserves

Citi Premium U.S. Treasury Reserves

CitiFunds Institutional Trust

Citi Institutional Cash Reserves

Citi Institutional Enhanced Income Fund

Citi Institutional Liquid Reserves

Citi Institutional Tax Free Reserves

Citi Institutional U.S. Treasury Reserves

CitiFunds Trust I

Smith Barney Emerging Markets Equity Fund

CitiFunds Trust III

Citi California Tax Free Reserves

Citi Cash Reserves

Citi Connecticut Tax Free Reserves

Citi New York Tax Free Reserves

Citi Tax Free Reserves

Citi U.S. Treasury Reserves

Salomon Brothers Capital Fund Inc

Salomon Brothers Investors Value Fund Inc

Salomon Brothers Opportunity Fund Inc

Salomon Brothers Series Funds Inc

Salomon Brothers All Cap Value Fund

Salomon Brothers Balanced Fund

Salomon Brothers Cash Management Fund

Salomon Brothers High Yield Bond Fund

Salomon Brothers Institutional Money Market Fund

Salomon Brothers Large Cap Growth Fund

Salomon Brothers New York Municipal Money Market Fund

Salomon Brothers Short/Intermediate U.S. Government Fund

Salomon Brothers Small Cap Growth Fund

Salomon Brothers Strategic Bond Fund

Salomon Brothers Variable Series Funds Inc

Salomon Brothers Variable All Cap Fund

Salomon Brothers Variable High Yield Bond Fund

Salomon Brothers Variable Investors Fund

Salomon Brothers Variable Large Cap Growth Fund

Salomon Brothers Variable Small Cap Growth Fund

Salomon Brothers Variable Strategic Bond Fund

Salomon Brothers Variable Total Return Fund

Salomon Brothers Institutional Series Funds Inc

Salomon Brothers Institutional Emerging Markets Debt Fund

Salomon Brothers Institutional High Yield Bond Fund



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Appendix A - Continued

The Salomon Brothers Fund Inc

Salomon Brothers Capital and Income Fund Inc.

Salomon Brothers Emerging Markets Debt Fund Inc.

Salomon Brothers Emerging Markets Floating Rate Fund Inc.

Salomon Brothers Emerging Markets Income Fund Inc.

Salomon Brothers Emerging Markets Income Fund II Inc.

Salomon Brothers Global High Income Fund Inc.

Salomon Brothers Global Partners Income Fund Inc.

Salomon Brothers High Income Fund Inc

Salomon Brothers High Income Fund II Inc

Salomon Brothers Inflation Management Fund Inc.

Salomon Brothers Municipal Partners Fund Inc.

Salomon Brothers Municipal Partners Fund II Inc.

Salomon Brothers 2008 Worldwide Dollar Government Term Trust Inc

Salomon Brothers Variable Rate Strategic Fund Inc.

Salomon Brothers Worldwide Income Fund Inc.

Citigroup Asset Management [Logo]
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     Appendix B

     Funds Approving a New Subadvisory Agreement with an Affiliated
Subadviser
SB Convertible Fund

SB Capital and Income Fund

Citigroup Investments Corporate Loan Fund Inc.

Greenwich Street Series?Diversified Strategic Income Portfolio

Smith Barney Diversified Strategic Income Fund

Smith Barney Financial Services Fund

Smith Barney Health Sciences Fund

Smith Barney Technology Fund

Smith Barney International Fund

Smith Barney International Large Cap Fund

Smith Barney Emerging Markets Equity Fund

Smith Barney Core Plus Bond Fund Inc.

Salomon Brothers Series Funds Inc
Salomon Brothers Strategic Bond Fund

Salomon Brothers Variable Series Funds Inc
Variable Strategic Bond Fund

Salomon Brothers Global High Income Fund Inc.

Salomon Brothers Variable Rate Strategic Fund Inc.

Smith Barney Real Return Strategy Fund

Citigroup Asset Management [Logo]
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Appendix B - Continued
Funds Approving a New Sub-Advisory Agreement with a Third-Party
Subadviser

Smith Barney Hansberger Global Value Fund

Smith Barney Classic Values Fund

Real Estate Income Fund Inc.

Smith Barney Multiple Discipline Funds?All Cap and International
Fund

Citigroup Asset Management [Logo]
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Appendix C

All Open End Funds Electing Directors

Smith Barney Allocation Series Inc.

Smith Barney Multiple Discipline Trust

Smith Barney Institutional Cash Management Fund Inc.

Smith Barney Aggressive Growth Fund Inc.

Smith Barney Investment Funds Inc.

Smith Barney Equity Funds

Smith Barney Muni Funds

Smith Barney Municipal Money Market Fund Inc.

Smith Barney Funds, Inc.

Smith Barney Income Funds

Smith Barney Small Cap Core Fund, Inc.

Smith Barney Money Funds, Inc.

Smith Barney Fundamental Value Fund Inc.

Greenwich Street Series Fund

Smith Barney Managed Municipals Fund Inc.

Smith Barney California Municipals Fund Inc.

Smith Barney New Jersey Municipals Fund Inc.

Smith Barney Oregon Municipals Fund

Smith Barney Arizona Municipals Fund Inc.

Smith Barney Core Plus Bond Fund Inc.

Smith Barney Sector Series Inc.

Smith Barney Massachusetts Municipals Fund

Smith Barney Investment Trust

Smith Barney Appreciation Fund Inc.

Smith Barney World Funds, Inc.

Travelers Series Fund Inc.

SB Adjustable Rate Income Fund

Smith Barney Investment Series

Smith Barney Trust II

Salomon Funds Trust

Variable Annuity Portfolios

CitiFunds Premium Trust

CitiFunds Institutional Trust

CitiFunds Trust I

CitiFunds Trust III

Salomon Brothers Capital Fund Inc

Salomon Brothers Investors Value Fund Inc

Salomon Brothers Opportunity Fund Inc

Salomon Brothers Series Funds Inc

Salomon Brothers Variable Series Funds Inc

Salomon Brothers Institutional Series Funds Inc



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Important Notes

Closed-end funds, unlike open-end funds, are not continuously offered. There is a one-time public offering, and once issued, shares of closed-end funds are sold in the open market through a stock exchange. Shares of closed-end funds frequently trade at a discount to net asset value. The price of a closed-end fund?s shares is determined by a number of factors, several of which are beyond the control of the fund. Therefore, the funds cannot predict whether their shares will trade at, below or above net asset value.

Past performance does not guarantee or predict future performance.
The funds described in this presentation are not appropriate for everyone. An interested party must make his or her own independent legal, tax, accounting and financial evaluation of their merits and risks.

Fund shares are not FDIC-insured and are not deposits or other obligations of, or guaranteed by, any bank. Fund shares involve investment risk, including possible loss of principal.

This presentation is provided for informational purposes only and is not intended for trading purposes. The information provided in this presentation is neither financial advice nor a recommendation, offer or solicitation of a fund, and Citigroup Asset Management makes no representation concerning its accuracy, completeness or fairness. We assume no responsibility to advise the recipients of this document with regard to changes in our views. All opinions in this presentation, reflect our judgment on the date of this report and are subject to change without notice.

The Funds have mailed definitive proxy statements to their shareholders in connection with a 2005 Special Meeting. Investors of the Funds are urged to read the proxy statement as it contains important information about the Funds. Investors and shareholders may obtain a free copy of the proxy statements at the SEC's website at www.sec.gov.
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